SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Shoe Pavilion, Inc.

 (Name of Registrant as Specified in its Charter)

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13245 Riverside Drive
Suite 450
Sherman Oaks, CA 91423

May 10, 2006

To the Stockholders of Shoe Pavilion, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Shoe Pavilion, Inc., which will be held at the Burbank Hilton, located at 2500 Hollywood Way, Burbank, California 91505 on Friday, June 16, 2006, at 11:00 a.m., California time. We look forward to meeting as many of our stockholders as possible.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a beneficial owner, you can vote your shares by marking your votes on the enclosed proxy card. If you vote on the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

On behalf of the Board of Directors and the employees of Shoe Pavilion, I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely yours,

Dmitry Beinus, Chief Executive Officer

SHOE PAVILION, INC.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 16, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Shoe Pavilion, Inc. (the "Company") will be held at the Burbank Hilton, located at 2500 Hollywood Way, Burbank, California 91505 on Friday, June 16, 2006, at 11:00 a.m. (local time) for the following purposes:

1.    To elect five directors to serve until the next Annual Meeting and until their successors are duly elected and qualified (Proposal 1);

2.    To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 30, 2006 (Proposal 2); and

3.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 5, 2006 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at 13245 Riverside Drive, Suite 450, Sherman Oaks, California, the Company's principal place of business.

Dated: May 10, 2006

By Order of the Board of Directors

Neil T. Watanabe, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED
PROXY AS PROMPTLY AS POSSIBLE.

SHOE PAVILION, INC.

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Shoe Pavilion, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on June 16, 2006, and at any adjournment thereof for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about May 10, 2006.

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. The Company's Board of Directors does not know of, and does not presently intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors and/or for any other proposal), the proxy will confer discretionary authority on the proxy holders to vote all shares covered by the proxy cards in their discretion. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

VOTING SECURITIES

Only stockholders of record on the books of the Company as of 5:00 p.m., May 5, 2006 will be entitled to vote at the Annual Meeting.

As of the close of business on May 5, 2006, there were 9,506,199 shares of common stock outstanding. Each of the Company's stockholders is entitled to one vote for each share of common stock held as of the record date. The holders of a majority of the outstanding shares of the stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. The ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company requires the affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting. If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be represented at the Annual Meeting for purposes of calculating the votes cast with respect to such matter. Thus, while abstentions and broker non-votes will have no effect on the outcome of the election of directors, abstentions and broker non-votes will have the same effect as negative votes on the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the year ending December 30, 2006.

Stockholder proposals for this Annual Meeting were required to be submitted to the Company no later than December 22, 2005. No stockholder proposals were received, and management is not aware of any other matters to be presented for action at the Annual Meeting, other than those stated in the Notice of Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board of Directors, as provided by Delaware law and the Company's By-laws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by the Company's officers and employees. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses prepared by, and discussions with, the Company's management.

The five persons named below have been nominated to serve on the Board of Directors until the 2007 Annual Meeting of the Stockholders or until their successors are elected and qualified. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Required Vote

Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker non-vote will not be treated as entitled to vote on this matter and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since

Dmitry Beinus	54	Mr. Beinus has served as Chairman of the Board, President and Chief Executive Officer of the Company and was its sole stockholder from the founding of the Company in 1979 until 1998.	1979

Peter G. Hanelt	61

Since November 2003, Mr. Hanelt has been a self-employed business consultant. He served as Chief Operating Officer and Chief Restructuring Officer of the Good Guys, Inc., a regional consumer electronics retailer, from December 2001 through July 2003 and through October 2003 as a consultant. From October 1998 to June 2001, Mr. Hanelt served as Chief Executive Officer and director of Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. Mr. Hanelt is the Chairman of the Board of Directors of Silicon Image, Inc., a publicly traded semiconductor company and a director of Patelco Credit Union, a not-for-profit company and InterHealth Nutraceuticals, Inc., a privately-held company.

			1997

Ann Iverson	61

Since 1996, Mrs. Iverson has been President and Chief Executive Officer of International Link, Inc., a retail and wholesale consulting firm for US and foreign companies. She also acted as Chairman of the Board for Brooks Sports from 2000 to 2004. Prior to 1996, Mrs. Iverson held CEO positions for Laura Ashley Holdings plc, KayBee Toys, and Mothercare plc, after holding Senior Management positions with Bloomingdale's, Dayton Hudson, and US Shoe. In addition to running International Link, Inc., Mrs. Iverson is also currently a member of the Board of Directors for Owens Corning and a member of the Board of Trustees for Thunderbird School of International Management.

			--

Randy Katz	52	Since January 2000, Mr. Katz has been a partner with Bryan Cave LLP, practicing business law in the firm's Irvine, California, office. For the eight years prior to that, he had been a partner with Arter & Hadden LLP, resident in that firm's Irvine, California office.	--

Mark J. Miller	54	Mr. Miller has been Chairman and Chief Executive Officer of Ultimate Shopping Network, a direct marketer of value-priced branded goods using television since 2005. From 2004 to 2005, Mr. Miller served as Chief Operating Officer of Genius Products, Inc., a publicly traded filmed entertainment company. From 2003 to 2004, Mr. Miller was President and Chief Operating Officer of ESports Arena, an entertainment technology company. From 2000 to 2003, Mr. Miller was Division President of Boombuy, a start-up business that sold closeout merchandise to Fortune 500 employees over the internet.	--

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than the directors and executive officers of the Company acting solely in their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company. The Company's executive officers serve at the discretion of the Board of Directors.

CORPORATE GOVERNANCE

Code of Business Conduct

The Board of Directors is committed to sound and effective corporate governance practices. In this regard, the Board of Directors has formally adopted a Code of Business Conduct applicable to all officers, directors and employees as required by Nasdaq listing standards. This Code of Business Conduct is publicly available the Company's website at www.shoepavilion.com.

Independence of Directors

The Board of Directors has determined that the majority of the Board is comprised of "independent directors" within the meaning of applicable Nasdaq listing standards. The independent directors in 2005 included Denise A. Ellwood, David H. Folkman and Peter G. Hanelt.

Board Committees

The Board of Directors currently has two standing committees: the Audit Committee and the Compensation Committee. The members of both committees in 2005 were Denise A. Ellwood, David H. Folkman and Peter G. Hanelt. Mr. Hanelt served as Chairman of both committees.

The Audit Committee's role includes the oversight of the Company's financial, accounting and reporting processes; its system of internal accounting and financial controls and compliance with related legal and regulatory requirements; the appointment, engagement, termination and oversight of the Company's independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of the annual audit, overseeing the independent auditors' audit work; review and pre-approval of any audit and non-audit services that may be performed by them; review with management and the independent auditors the adequacy of the Company's internal financial controls; and review of the Company's critical accounting policies and the application of accounting principles. See "Report of the Audit Committee" contained in this proxy statement.

Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the "SEC") for audit committee membership and is an "independent director" within the meaning of applicable

Nasdaq listing standards. Each Audit Committee member meets the Nasdaq's financial knowledge requirements, and the Board of Directors has further determined that Peter G. Hanelt (i) is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC; and (ii) also meets the Nasdaq's professional experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter may be found on the Company's website at www.shoepavilion.com.

The Compensation Committee sets and administers the policies governing the annual compensation of executive officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the Chief Executive Officer. See "Report on the Compensation Committee" contained in this proxy statement. The Compensation Committee also reviews and approves equity-based compensation grants to the Company's non-officer employees and consultants.

During 2005, the Company did not have standing Nominating Committee. The Board had determined that due to the Company's relatively small size, the concentration of ownership and the small number of board members, a nominating committee would add an unnecessary level of corporate governance complexity. Instead, the function of such a committee was carried out by the Board of Directors as a whole. Under current Nasdaq rules, the Company was a "controlled company" because more than 50% of its voting power was held by Dmitry Beinus, the Company's President and Chief Executive Officer. As a controlled company, it was exempt from Nasdaq's requirements regarding a nominating committee or its functional equivalent.

Although the Company has no written charter guiding its nomination process, in carrying out its function to nominate candidates for election to the Board, the Board considers the mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that point in time. The Board believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate's personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate's chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the committee's judgment, interfere with or limit such candidate's ability to do so. Each candidate should also be prepared to represent the best interests of all of Shoe Pavilion's stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Board also considers the director's past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The Board has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. It does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board meet the definition of "independent director" within the meaning of applicable Nasdaq listing standards.

The Company does not have a policy with regard to consideration of director candidates nominated by the stockholders. Historically, the only candidates who have been nominated at the Company's annual meetings have been the nominees proposed by the Board of Directors, and therefore, there has not been a need to have in place a set of procedures for stockholder nominations. Nevertheless, were a stockholder nomination to be delivered to the Company on or before the deadline for stockholder proposals, including all information required by Regulation 14A under the Securities Exchange Act of 1934, as amended, the Board would consider any such proposed nominee in connection with its own deliberations.

On March 30, 2006, the Company completed a secondary offering of 2,000,000 shares of its common stock to the public. Mr. Beinus also sold 1,450,000 shares of common stock in the same offering. Because the offering resulted in a reduction of Mr. Beinus' voting power to less than 50%, the Board intends to form a Nominating Committee to oversee nominations of candidates to the Board of Directors.

Communications with the Board of Directors

Any stockholder who desires to contact the Board or specific members of the Board may do so electronically by sending an email to the following address: nwatanabe@shoepavilion.com. Alternatively, a stockholder can contact the Board or specific members of the Board by writing to: Stockholder Communications, Shoe Pavilion, Inc., 13245 Riverside Drive, Suite 450 Sherman Oaks, California, 91423.

Attendance at Meetings

During Fiscal 2005, there were no members of the Board of Directors who attended fewer than 75% of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

During fiscal 2005, Directors who were not employees of the Company were paid director fees consisting of $8,000 per year. In addition, Mr. Hanelt was paid $2,500 as Chairman of the Audit and Compensation Committees. Under the Company's Non-Employee Director Stock Option Plan, Messrs. Folkman and Hanelt and Ms. Ellwood were each granted, at the Annual Meeting, options to purchase 2,500 shares of common stock.

Effective with the annual meeting on June 16, 2006, Directors who are not employees of the Company will be paid director fees consisting of a retainer of $10,000 per fiscal year, plus a per meeting fee of $750. In addition, committee chairpersons will be paid $5,000 per fiscal year for their service in chairing the committees. At the discretion of the Compensation Committee, under the Company's Non-Employee Director Stock Option Plan, directors other than Mr. Beinus will each be granted at the Annual Meeting, and at each subsequent Annual Meeting at which they are reelected as directors, either (i) 1,800 shares of restricted common stock, or (ii) options to purchase 7,500 shares of common stock.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The compensation paid to the Company's Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years is as is set forth below (the "Named Executive Officers").

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position		Salary($)		Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensation($)
Dmitry Beinus Chairman, President and Chief Executive Officer	2005 2004 2003	$ $ $	374,509 349,182 336,000	- - -	- - -	- - -	- - -	- - -

Robert R. Hall Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	152,466 144,739 139,693	- - -	- - -	- - -	- 100,000 -	- - -

John D. Hellmann (2) Chief Financial Officer and Secretary	2005 2004 2003	$ $ $	204,196 206,769 200,000	- - -	- - -	- - -	- 100,000 -	- - -

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2005, 2004 and 2003, these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.
(2)	Mr. Hellmann resigned as the Chief Financial Officer and Secretary as of November 21, 2005, but remained as an employee of Shoe Pavilion through December 17, 2005.

On June 3, 2005, the base salary of the Chief Executive Officer was increased from $349,000 to $375,000 retroactive to January 1, 2005. In addition on February 19, 2002, an annual formula bonus program was instituted for the Chief Executive Officer. Under the bonus program, the Chief Executive Officer will receive a cash bonus from the Company with respect to any year in which the pre-tax income of the Company exceeds 4.5% of the Company's net sales. The amount of the bonus will equal 10% of such excess. No bonus was paid for 2003, 2004 or 2005. For 2006, the bonus program instituted on February 19, 2002 for the Chief Executive Officer will be replaced with participation in the overall Management Incentive Plan described below.

Other Compensation

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values:

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares acquired upon exercise of stock options during the last fiscal year and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Shoe Pavilion's common stock as of December 31, 2005.

			Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at Year-End (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Dmitry Beinus	__	__	__	__	__	__
Robert R. Hall	__	__	90,000	75,000	$294,537	$492,000
John D. Hellmann	120,000	$568,375	__	__	__	__

________

(1) Based on the fair market value of Shoe Pavilion common stock at the fiscal year-end ($7.84, the last reported sale price on December 30, 2005, which was the last trading day of Fiscal 2005) minus the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all the Company's equity compensation plans in effect as of April 17, 2006.

Equity Compensation Plan Information

Number of Common Shares
	Number of Common		Remaining Available for
	Shares to be issued	Weighted-average	Issuance Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in the First column)
Equity compensation plans
approved by shareholders	423,500	$3.55	541,729

Employment Agreements and Other Arrangements

The Company has no employment agreement or other arrangement regarding employment with the Named Executive Officers or any other executive officer of the Company as of the date of this filing. The Company is evaluating the institution of employment agreements with executive officers.

On March 20, 2006, the Company's Compensation Committee adopted the 2006 Management Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to encourage superior employee performance by recognizing and rewarding (i) members of management who deliver exceptional performance that favorably impacts the Company's financial results; and (ii) individual and team efforts that help the Company exceed its performance goals. Under the Incentive Plan each participant is eligible to receive a cash bonus based upon a pre-determined percentage of the participant's annual base salary. In addition to requiring that a participant achieve specific pre-determined goals, the Company must also have earned adjusted pretax income in fiscal year 2006 in excess of a specified amount in order for any cash bonuses to be paid under the Incentive Plan.

Compensation Committee Interlocks and Insider Participation

Directors Ellwood, Folkman and Hanelt served on the Compensation Committee during Fiscal 2005. None of the members of the Committee has been or is an officer or employee of Shoe Pavilion. During Fiscal 2005, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for establishing and administering the Company's policies and practices relating to compensation matters. In this regard, it approves all elements of compensation for executive officers and certain other senior management. The Compensation Committee also is responsible for evaluating the performance of executive officers and senior management. All members of the Compensation Committee are outside directors who are not eligible to participate in any of the compensation programs that the Compensation Committee oversees.

Overall Objectives and Programs

The objective of the Company's executive compensation program is to provide compensation that will attract and retain executives, to provide incentives to enhance the profitability and growth of the Company, to motivate each executive toward the achievement of the Company's short and long-term financial and other goals, and to recognize the contributions of individuals as well as overall business results.

In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation - base salary, annual bonus plan and stock option grants - and the compensation package as a whole. Overall executive compensation is dependent not only upon quantitative factors directly related to the Company's short-term financial performance, but also qualitative factors that strengthen the Company's ability to enhance profitable growth over the long term, such as demonstrated leadership ability, management development and anticipating and responding to changing market and economic conditions.

Base Salary

The Compensation Committee reviews and approves base salary levels of executive officers annually, normally at the beginning of the fiscal year. Target levels are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally, and the need to provide, when combined with the annual bonus, overall direct compensation at or above the average rates paid by comparably sized-companies. Salary increases are based upon periodic reevaluations of these factors and the performance of the executive in meeting individually assigned objectives.

During Fiscal 2005, the Compensation Committee reviewed the base salaries of the executive officers and adjusted those salaries based on an informal assessment of the competitive marketplace, the job performance of the respective individual and any changes in the scope of the duties and responsibilities assigned to each particular position. Although no specific formula was utilized in determining base salary levels, continued turnover of executive officers in the retail industry generally provides the Compensation Committee with a clear barometer of the competitive marketplace. The salary levels of new executive officers generally can be determined by the realities of this marketplace. As new senior management is hired, the Compensation Committee believes that the salary levels of other executive officers should be adjusted to reflect the scope and complexity of the existing executive's position relative to that of new senior management.

Chief Executive Officer Compensation

On June 3, 2005, Mr. Beinus' base salary was increased from $349,440 to $375,000 retroactive to January 1, 2005. The Compensation Committee believes, however, that a significant portion of Mr. Beinus' total annual compensation should be contingent on the performance of the Company. Therefore, in February 2002, the Committee instituted an annual non-discretionary incentive bonus plan. Under the bonus program, Mr. Beinus will receive a cash bonus from the Company with respect to any year in which the pre-tax income of the Company exceeds 4.5% of the Company's net sales. The amount of the bonus will equal 10% of such excess. No bonus was paid for the last fiscal year. Therefore, Mr. Beinus' did not receive any cash compensation above his base salary of $375,000, nor did he receive any stock-based compensation.

Employee Equity Ownership

The Compensation Committee believes that the third key element of executive compensation - employee equity ownership - is highly motivating and provides a major incentive to employees in building stockholder value. Accordingly, stock options are granted to executive officers to provide long-term incentives for the achievement of the Company's strategic business plan, mission and values and to align the interests of executive officers with those of the stockholders. The Compensation Committee determines the size of any stock option to be granted on a basis consistent with the overall objectives and criteria outlined above, taking into consideration the particular executive's performance and level of responsibility within the Company, and the value to the Company of providing such executive with additional motivation toward achieving the Company's short and long-term financial and other goals. The Compensation Committee also considers previous grants of stock options and restricted stock and compares the number of options previously granted with those granted to other executive officers, taking into account each individual's level of responsibility, the expected future value of such individual to the organization, and the relationship between the additional incentive and the likelihood of the attainment of individual objectives. During fiscal 2005 options to purchase 120,000 shares were granted to 4 employees. The exercise prices of the options granted were the fair market values at the date of grant.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a deduction to any publicly-held corporation for certain compensation paid to certain executive employees in a taxable year to the extent that the compensation exceeds $1,000,000. However, certain performance-based compensation is not included in calculating the $1,000,000 threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. The Stock Plan currently contains limitations on the number of shares underlying options that may be granted to an optionee within any fiscal year, and, to the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1,000,000 compensation deduction limit under Section 162(m) of the Code. The Compensation Committee does not believe that other components of the Company's compensation are likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Compensation Committee will reconsider this decision in the event that the individual compensation of any of the Company's executive officers approaches the $1,000,000 level.

Compensation Committee

PETER G. HANELT
DAVID H. FOLKMAN
DENISE A. ELLWOOD

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 30, 2006. Deloitte & Touche LLP has acted as auditors for the Company since 1990. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders of the Company. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

A majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for approval of this proposal.

Principal Accounting Fees and Services

The aggregate fees billed by Deloitte & Touche LLP to Shoe Pavilion for fiscal years 2005 and 2004 for professional services described below are as follows:

  Audit Fees for the audit of our annual consolidated financial statements for fiscal 2005 and 2004 and reviews of the quarterly consolidated financial statements included in our Form 10-Q's for fiscal 2005 and 2004 were $243,000 and $165,000, respectively.

  Audit-Related Fees for services related to the performance of the year-end audit and quarterly review of the financial statements for fiscal 2005 and 2004 were $0 and $0, respectively.

  Tax Fees for services relating to transaction review, tax regulatory matters and tax return review for fiscal 2005 and 2004 were $41,000 and $42,285, respectively.

  All Other Fees for professional services rendered to the Company in fiscal 2005 and 2004 were $0 and $0, respectively.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Beginning May 6, 2003, the Company was required to obtain prior approval from the Audit Committee for all audit and permissible non-audit related fees incurred with the Company's independent auditors. Pursuant to the Pre-Approval Policy, all new projects (and fees) either must be authorized in advance under the guidelines set forth in the Pre-Approval

Policy or approved in advance by the full Committee. The Committee does not currently have a separate written Pre-Approval Policy, although the Audit Committee Charter addresses the Pre-Approval Policy. All new projects and fees are pre-approved by Peter Hanelt, the Chairman of the Audit and Compensation Committee, acting as the designated subcommittee for pre-approval purposes. Mr. Hanelt reports any such pre-approvals to the Committee at its next meeting.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP and has concluded that it is.

For more information on Deloitte & Touche LLP, please see the "Report of the Audit Committee" below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of Peter G. Hanelt, David H. Folkman and Denise A. Ellwood. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. It also recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by The Nasdaq Stock Market listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. The Audit Committee, however, is not professionally engaged in the practice of accounting or auditing and is not expert in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held five meetings during Fiscal 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. It met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and Deloitte & Touche LLP. It also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP's independence, it considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K. It has also recommended the selection of the Company's independent auditors, and, based on its recommendation, the Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 30, 2006, subject to shareholder ratification.

Audit Committee

PETER G. HANELT
DAVID F. FOLKMAN
DENISE A. ELLWOOD

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company's cumulative total stockholder return on its common stock for the fiscal year ended December 31, 2005 with the cumulative total return of the Standard & Poor's 500 Index and the cumulative total return on common stock of a peer group.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast the possible future performance of the Company's common stock.

	Base
	Period
	December 30,	December 29,	December 28,	January 3,	January 1,	December 31,
Company / Index	2000	2001	2002	2004	2005	2005
Shoe Pavilion, Inc.	100.00	90.40	91.20	92.00	242.40	627.20
S&P 500	100.00	87.94	66.30	83.96	91.79	94.55
Peer group	100.00	112.39	106.07	155.61	148.24	189.95

The graph assumes $100 was invested on December 30, 2000, (the end of fiscal 2000) in Shoe Pavilion common stock, in the S&P 500 Index, and in the Peer Group.

Companies comprising the Peer Group are: Brown Shoe Company, Foot Locker, Genesco, Payless Shoe Stores, Shoe Carnival, Stride Rite Shoes and The Finish Line.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table indicates, as to each director, each Named Executive Officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of April 17, 2006.

	Common Stock Beneficially Owned as of April 17, 2006
Name of Beneficial Owner	Number		Percent

Dmitry Beinus 13245 Riverside Drive, Suite 450 Sherman Oaks, CA 91423	2,850,000		30.0%

Magnetar Capital Master Fund, Ltd. (1)(2) 1603 Orrington Avenue, 13th Floor Evanston, IL 60201	722,079		7.6

Jack Roth (3)(4) 1801 Century Park East Los Angeles, CA 90067	691,612		7.3

John D. Hellmann (5)	120,000		1.3

Robert R. Hall	115,000	(6)	1.2

Denise A. Ellwood	17,500	(7)	*

David H. Folkman	17,500	(8)	*

Peter G. Hanelt	21,500	(8)	*

All Executive Officers and Directors as a Group (6 persons) (9)	3,038,168	(10)	32.0

* Less than 1%

(1)   Magnetar Capital Master Fund, Ltd. is a Cayman Islands company advised by Magnetar Financial LLC, a Delaware company that is a registered investment advisor. Magnetar Financial LLC is owned by Magnetar Capital Partners LLC, a Delaware limited liability company. Alec Litowitz owns the majority interest in Supernova Management LLC, a Delaware limited liability company which, in turn, owns approximately 95% of Magnetar Capital Partners LLC. Mr. Litowitz serves as the Manager of both Supernova Management LLC and Magnetar Capital Partners LLC.

(2)   Includes (i) 579,222 shares of common stock and (ii) 142,857 shares of common stock issuable upon exercise of warrants owned by Magnetar Capital Master Fund, Ltd.
(3)   Based solely upon Schedules 13D or 13G filed with the SEC.
(4)   Includes 136,350 shares of common stock owned by members of Mr. Roth's family, or foundations or 401(k) plans established by or for the benefit of family members. As to these shares, Mr. Roth shares power to dispose or direct the disposition of such shares, but he does not have the power to vote or to direct the voting of such shares. Mr. Roth disclaims beneficial ownership of all such shares. Without considering such shares, Mr. Roth 6.5%.
(5)   Mr. Hellmann resigned as Chief Financial Officer and Secretary on November 21, 2005.
(6)   Includes 115,000 shares issuable upon exercise of outstanding options exercisable within 60 days of April 17, 2006.
(7)   Includes 17,500 shares issuable upon exercise of outstanding options exercisable within 60 days of April 17, 2006.
(8)   Includes 30,000 shares issuable upon exercise of outstanding options exercisable within 60 days of April 17, 2006.
(9)   Includes shares issuable to Neil T. Watanabe upon exercise of outstanding options exercisable within 60 days of April 17, 2006. Mr. Watanabe replaced Mr. Hellmann as Chief Financial Officer in November, 2005.
(10)   Includes 188,168 shares issuable upon exercise of outstanding options exercisable within 60 days of April 17, 2006.

RELATED PARTY TRANSACTIONS

Since 1997, the Company has used Ad Marketing, Inc. for its advertising and marketing needs. Ad Marketing provides the Company with both print and advertising services, including the creation of advertising content and the buying of media time. The contract with Ad Marketing may be cancelled by either party upon giving 60 days' notice. In fiscal year 2005, the Company paid Ad Marketing $4.9 million for its services.

Jack Roth is the President, Chief Executive Officer, Chairman and the principal stockholder of Ad Marketing. Mr. Roth and various members of his family directly, or indirectly through foundations and 401(k) plans, own 691,612 shares, or 7.3% of the Company's outstanding shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 2, 2005 through December 31, 2005 all applicable filing requirements were complied with for its officers, directors, and greater than ten-percent beneficial owners, except Neil T. Watanabe who inadvertently did not timely file a Form 4 for options granted to him upon being hired by the Company.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. In order for such a proposal to be included in the proxy statement for the Company's 2007 annual meeting of stockholders, it must be submitted to the Company by a stockholder prior to January 14, 2007, in a form that complies with applicable regulations. If a stockholder gives notice of the proposal after that deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the meeting.

The Company was not notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting.

COST OF SOLICITATION

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended December 31, 2005 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, BY WRITING TO THE COMPANY AT 13245 RIVERSIDE DRIVE, SUITE 450, SHERMAN OAKS, CALIFORNIA 91423, ATTENTION: NEIL T. WATANABE, SECRETARY.

Dated: May 10, 2006

By Order of the Board of Directors

Neil T. Watanabe, Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SHOE PAVILION, INC.
 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2006

The undersigned hereby appoints Dmitry Beinus and Neil T. Watanabe, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SHOE PAVILION, INC. to be held at the Burbank Hilton, located at 2500 Hollywood Way, Burbank, California 91505 on Friday, June 16, 2006, at 11:00 a.m., California time, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(Continued, and to be marked, dated and signed, on the reverse side)

↑ FOLD AND DETACH HERE ↑

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below, Proposal 2 and in accordance with the judgment of the proxies with respect to any other matters as may properly come before the meeting or any adjournment thereof.

☒	Please mark your votes as in this example.

1. ELECTION OF DIRECTORS:

FOR all nominees listed (except as indicated)	WITHHOLD authority to vote for all nominees listed
☐	☐

Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

01 Dmitry Beinus, 02 Peter G. Hanelt, 03 Ann Iverson, 04 Randy Katz, 05 Mark J. Miller

2. TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY:	For ☐	Against ☐	Abstain ☐

I plan to attend the meeting.
☐

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature(s) __________________________________________

The signature should correspond exactly with the name appearing on the certificate evidencing your common stock holdings in the Company. If more than one name appears, all should sign. Joint owners should each sign personally.

↑ FOLD AND DETACH HERE ↑